EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ACCESSIT COMPLETES PRIVATE PLACEMENT OF $22 MILLION 8.5% SENIOR UNSECURED NOTES WITH INSITUTIONAL INVESTORS

MORRISTOWN, N.J., October 6, 2006 — Access Integrated Technologies, Inc. ("AccessIT" or the “Company”) (NASDAQ:AIXD) announced today that it has completed the private placement of $22 million in 8.5% Senior Unsecured Notes. The one-year Notes were purchased by existing institutional investors and may be extended for up to 180 days at the sole discretion of the Company as long as certain market conditions are satisfied. The Notes will also provide the investors with shares of Class A common stock of the Company, paid as additional interest at a rate of 2.125 shares per $1,000 principal value of Notes paid quarterly, subject to adjustment. The Notes may be prepaid without penalty. Interest on the Notes may be paid in cash or in shares of Class A common stock, at the Company’s option. The proceeds from this offering will be used for and the expansion of the Company’s digital cinema rollout plans to markets outside of the United States, to retire debt incurred in connection with previous acquisitions, for working capital and for general corporate purposes.

Bud Mayo, Chief Executive Officer of AccessIT, said: “This transaction provides the Company with several important and immediate benefits, foremost among which is providing working capital to support our rapidly advancing international initiatives and the flexibility to pre-pay notes and obligations relating to previous acquisitions which come due over the course of the next year without burdening funds already allocated for our accelerating Christie/AIX deployment plan. We are confident that our continuing progress and our expected improved financial performance over the next 18 months will provide us with the opportunity to refinance this loan under more favorable terms which could include an asset-backed securitization transaction.”

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

Access Integrated Technologies, Inc. (AccessIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company’s Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. For more information on AccessIT, visit www.accessitx.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in

(973) 290-0080	55 Madison Avenue, Morristown, NJ 07960

which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

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Contact:

Suzanne Tregenza Moore	Michael Glickman
AccessIT	The Dilenschneider Group
55 Madison Avenue	212.922.0900
Suite 300

Morristown, NJ 07960

973.290.0080

www.accessitx.com